Exhibit 99.1

                                   JOINT FILING AGREEMENT

     The undersigned hereby agree that statements on Schedules 13G and Forms 3, 4 and 5 with respect to the shares of common stock of Nuvelo, Inc. and any amendments thereto signed by each of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended. The undersigned hereby further agree that this Joint Filing Agreement may be included as an exhibit to such statements or amendments. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.


Dated: As of  April 11, 2006

                                       /s/ Wayne Holman
                                       --------------------------------------
                                       Wayne Holman, individually


                                       RIDGEBACK CAPITAL INVESTMENTS LTD.

                                    By:/s/ Wayne Holman
                                       --------------------------------------
                                       Name: Wayne Holman
                                       Title: Director


                                       RIDGEBACK CAPITAL MANAGEMENT LLC.

                                    By: /s/ Wayne Holman
                                       --------------------------------------
                                       Name: Wayne Holman
                                       Title: Managing Member